Exhibit 21
SUBSIDIARIES OF UGI CORPORATION

		STATE OF
SUBSIDIARY	OWNERSHIP	INCORPORATION
AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.		DE
AmeriGas Eagle Finance Corp.		DE
AP Eagle Finance Corp.		DE
AmeriGas Propane, L.P.	(2)	DE
AmeriGas Propane Parts & Service, Inc.		PA
AmeriGas Eagle Holdings, Inc.		DE
AmerE Holdings, Inc.		DE
Active Propane of Wisconsin, LLC		DE
AmeriGas Technology Group, Inc.	100%	PA
Petrolane Incorporated	100%	PA
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, INC.	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
EUROGAS HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CHINA, INC.	100%	DE
UGI HVAC SERVICES, INC.	100%	DE
UGI ENERGY SERVICES, INC. (d/b/a GASMARK®)	100%	PA
Energy Services Funding Corporation	100%	DE
Hellertown Pipeline Company	100%	PA
Homestead Holding Company	100%	DE
UGI Asset Management, Inc.	100%	DE
UGI Development Company	100%	PA
UGID Holding Company	100%	DE
UGI Hunlock Development Company	100%	PA
UGI LNG, Inc.	100%	DE
UGI Storage Company	100%	PA
UGI HVAC ENTERPRISES, INC.	100%	DE
UGI INTERNATIONAL (CHINA), INC.	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL ENTERPRISES, INC.	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings BV	100%	NETHERLANDS
UGI Bordeaux Holding	100%	FRANCE
AGZ Holding (3)	99.99%	FRANCE
Antargaz (4)	99.99%	FRANCE
Aquitaine Rhone Gas	100%	FRANCE
Gaz Energie Distribution	100%	FRANCE
Norgal	52.66%	FRANCE
Rhone Gaz	50.62%	FRANCE
Sigap Ouest	66%	FRANCE
Sobegal	72%	FRANCE
United Gas Belgium (5)	99%	BELGIUM
UGI Midlands Limited	100%	UNITED KINGDOM
Avanti Gas Limited	100%	UNITED KINGDOM
FLAGA GmbH (6)	100%	AUSTRIA
ECO Energietechnik GmbH (7)	100%	AUSTRIA
Kosan Gas A/S	100%	DENMARK
Kosan Gas AB	100%	SWEDEN
FLAGA Suisse GmbH	100%	SWITZERLAND
5B

		STATE OF
SUBSIDIARY	OWNERSHIP	INCORPORATION
Zentraleuropa LPG Holding GmbH (Austria)	100%	AUSTRIA
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Gaz Centrum Sp. z.o.o.	100%	POLAND
Flaga GPL Romania s.r.l. (Romania)	98.15%	ROMANIA
Flaga LPG SA (Romania)	77.99%	ROMANIA
Flaga LPG Zrt	100%	HUNGARY
Flaga s.r.o. (Czech Republic)	100%	CZECH REPUBLIC
LPG Technik spol s.r.o. (Czech Republic)	100%	CZECH REPUBLIC
Flaga spol s.r.o. (Slovakia)	100%	SLOVAKIA
ECO Energy Service spol. s.r.o. (Slovakia)	100%	SLOVAKIA
Flaga Gaz Magyarorszag GmbH (Hungary)	100%	HUNGARY
Flaga Gaz Polska Sp. z.o.o. (Poland)	100%	POLAND
Flaga Terminal Polska Sp. z.o.o. (Poland)	100%	POLAND
UGI ROMANIA, INC.	100%	PA
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI PENN NATURAL GAS, INC.	100%	PA
UGI Penn HVAC Services, Inc.	100%	PA
UGI CENTRAL PENN GAS, INC.	100%	PA
UGI Central Penn Propane, LLC	100%	PA
UGI Petroleum Products of Delaware, Inc.	100%	DE
UGI STONERIDGE I, LLC	100%	DE
UGI Stoneridge II, LLC	100%	DE
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)	AmeriGas Propane, Inc. and its subsidiary, Petrolane Incorporated, hold a combined 44% (approx.) interest in AmeriGas Partners, L.P.

(2)	1.0101% owned by AmeriGas Propane, Inc. , the General Partner; and 98.8899% owned by AmeriGas Partners, L.P., the Limited Partner.

(3)	A nominal share is held by each of Lon R. Greenberg, François Varagne and Robert H. Knauss.

(4)	A nominal share is held by each of Lon R. Greenberg, François Varagne, Donald J. Groth, Robert H. Knauss and Matthew A. Woodward.

(5)	The remaining 1% is owned by UGI Bordeaux Holding.

(6)	Josef Weinzierl owns a nominal share. The remaining shares are owned by UGI International Holdings BV.

(7)	Josef Weinzierl owns a nominal share. The remaining shares are owned by Flaga GmbH.
5C